EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Murphy Oil Corporation:

We consent to the use of our report incorporated by reference herein.

Our report refers to a change in the method of accounting for asset retirement obligations in 2003, a change in the method of accounting for goodwill and other intangible assets in 2002, and a change in the method of accounting for derivative instruments and hedging activities in 2001.

/s/ KPMG LLP

Houston, Texas
October 12, 2004